UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2025

Core Natural Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38147	82-1954058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Technology Drive, Suite 101 Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(724) 416-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2025 (the “Transition Date”), the Board of Directors (the “Board”) of Core Natural Resources, Inc. (the “Company” or “Core”) appointed James A. Brock to serve as the Company’s Chief Executive Officer (“CEO”), effective immediately. Mr. Brock will continue to serve as Chair of the Board.

Mr. Brock’s biography was included in the Definitive Proxy Statement for the Company’s 2025 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on March 17, 2025, and is incorporated herein by reference.

On the Transition Date, Paul A. Lang separated from service with the Company and resigned as a member of the Board. Mr. Lang is entitled to the payments under his letter agreement dated April 30, 2020 (the “Letter Agreement”), vesting under his restricted stock unit (“RSU”) agreements and has agreed to provide transition consulting services through the end of the year.

The Company and Mr. Lang are expected to enter into a Separation and Release Agreement (the “Separation Agreement”) pursuant to which the Company and Mr. Lang will mutually agree that Mr. Lang will transition to a consultant role from the Transition Date through December 31, 2025 (the “Consulting Period”). Pursuant to the Separation Agreement, subject to Mr. Lang executing a general release and waiver of claims against the Company, Mr. Lang will receive a lump sum cash payment of $7,950,553 (plus 18 months of COBRA premiums and 36 months of life insurance premiums) in satisfaction of the Company’s obligations under the Letter Agreement. Additionally, Mr. Lang’s outstanding time-vesting RSUs will be settled in accordance with the terms of the applicable RSU agreements, and Mr. Lang’s outstanding performance-based RSUs will be settled with a cash payment in an amount equal to (i) the number of performance-based RSUs that would have been settled assuming target performance multiplied by (ii) $88.45 (the closing price of the Company’s common stock on October 6, 2025).

Mr. Lang is also entitled to reimbursement for costs incurred in relocating his residence within the continental United States. The Company will also pay Mr. Lang’s base salary during the Consulting Period.

Mr. Lang continues to be bound by the confidentiality and restrictive covenant provisions set forth in the Letter Agreement, which provides for non-competition and non-solicitation restrictions for one year following the Transition Date and restrictions on the disclosure and use of confidential information at any time following the Transition Date.

The foregoing description of the Separation Agreement does not purport to be complete and will be qualified in its entirety by reference to the text of the Separation Agreement.

Item 7.01 Regulation FD Disclosure.

On October 8, 2025, the Company issued a press release announcing the appointment of Mr. Brock as CEO and departure of Mr. Lang, which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Item 7.01 and the Exhibit 99.1 shall be considered “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any reports or filings with the SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of Core Natural Resources, Inc. dated October 8, 2025

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE NATURAL RESOURCES, INC.

By:	/s/ Miteshkumar B. Thakkar
Miteshkumar B. Thakkar
Chief Financial Officer and President

Dated: October 8, 2025